UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2018

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On December 4, 2018, OvaScience, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to approve proposals relating to the Agreement and Plan of Merger and Reorganization, dated as of August 8, 2018, as amended (the “Merger Agreement”), by and among the Company, Millendo Therapeutics, Inc. (“Millendo”) and Orion Merger Sub, Inc. (“Merger Sub”), thereby approving the planned merger (the “Merger”) of Millendo with and into the Merger Sub, and the transactions contemplated thereby, including the issuance of the Company’s common stock to Millendo stockholders pursuant to the Merger Agreement. The Company expects the closing of the Merger to take place on or about December 7, 2018, subject to satisfaction of all closing conditions.

Item 1.01              Entry into a Material Definitive Agreement.

Sublease Agreement

On December 5, 2018, the Company entered into a sublease agreement (the “Sublease Agreement”) with Axial Biotherapeutics, Inc. (“Axial”), pursuant to which the Company will sublet the building located at 9 Fourth Avenue, Waltham, Massachusetts containing approximately 25,200 rentable square feet, which the Company currently leases. The term of the Sublease Agreement is set to commence on the later to occur of January 15, 2019 or the date on which the overlandlord consents to the Sublease Agreement, and is set to expire at the end of the overlease term on November 30, 2020.

Initially, Axial will pay the Company (which will be Millendo, once the Merger closes) annual base rent under the Sublease Agreement in the amount of $339,530.04 per year payable in equal monthly installments of $28,294.17.  Rent payments under the Sublease Agreement are set to increase on December 1, 2019 to $349,610.04 per year payable in equal monthly installments of $29,134.17.  In addition to the base rent, Axial will pay for 100% of all other so-called “triple-net” expenses (i.e., operating expenses, taxes and the landlord’s insurance premiums). There is no security deposit payable by Axial under the Sublease Agreement.

The Company has agreed to assign to Axial one-half of all of its rights, title and interests in the letter of credit that was given by the Company to the overlandlord under the overlease. In the event and at such time as such letter of credit is returned to the Company (which will be Millendo, if the Merger closes as anticipated) at the end of the overlease term, the Company will pay over one-half of the proceeds of such letter of credit to Axial, less any deductions from the letter of credit made by the overlandlord as a result of any acts or omissions of Axial.

Within 60 days following the date of the Sublease Agreement, the Company will fund an escrow of the difference in the annual base rent payable under the Sublease Agreement and the annual base rent payable under the overlease for the then remaining term of the Sublease Agreement, and the Company and Axial will negotiate an escrow agreement to govern when such escrowed amount may be drawn upon by either the Company or Axial to pay overlease rent payments as and when they become due and payable.

A copy of the Sublease Agreement is attached hereto as Exhibit 10.1, and this description is qualified in its entirety by reference to the text of the Sublease Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the Special Meeting, Christopher A. Kroeger, M.D., M.B.A., the Company’s President and Chief Executive Officer, Jonathan Gillis, C.P.A., the Company’s Chief Financial Officer, and James Lillie, Ph.D., the Company’s Chief Scientific Officer, submitted their resignations as directors and/or officers of the Company effective upon the closing of the Merger.  In connection with their respective resignations, each of Dr. Kroeger, Mr. Gillis and Dr. Lillie entered into a Separation Agreement, dated as of December 5, 2018 (the “Kroeger Agreement,” the “Gillis Agreement,” and the “Lillie Agreement,” respectively, and collectively, the “Separation Agreements”), with the Company. Each of the Kroeger Agreement, the Gillis Agreement and the Lillie Agreement implements the terms of their previously disclosed employment agreements and retention arrangements, provides for a customary release of certain claims against the Company by Dr. Kroeger, Mr. Gillis and Dr. Lillie, respectively, and includes an indemnification agreement with the Company.

Pursuant to the Kroeger Agreement, Dr. Kroeger will cease serving as an employee and director of the Company effective as of the Effective Time of the Merger (as defined in the Merger Agreement) (the “Separation Date”). Dr. Kroeger will be entitled to (i) a severance payment equal to $880,000, which represents the sum of twelve months of his current annual base salary and his full annual discretionary bonus opportunity, which is 60% of his annual base salary, (ii) an amount in cash equal to 1% of the Transaction Value (as defined below) determined pursuant to the Retention Agreement between Dr. Kroeger and the Company dated as of May 3, 2018, (iii) 100% vesting acceleration of his outstanding equity awards as of the Separation Date, and a three-year period following the Separation Date to exercise his outstanding options, and (iv) payment of his COBRA premiums for up to twelve months following the effectiveness of his Separation Agreement.  The “Transaction Value” shall be the product of the number of shares of the Company outstanding immediately prior to the closing of a change in control event multiplied by the closing price of the Company’s common stock on the closing date of a change in control event.

Pursuant to the Gillis Agreement, Mr. Gillis will cease serving as an employee of the Company effective as of the Effective Time of the Merger. Mr. Gillis will be entitled to (i) a severance payment equal to $229,500, which represents the sum of six months of his current annual base salary and his full annual discretionary bonus opportunity, which is 35% of his annual base salary, (ii) an amount in cash equal to 0.25% of the Transaction Value determined pursuant to the Retention Agreement between Mr. Gillis and the Company dated as of May 3, 2018 and as amended as of August 8, 2018, (iii) a retention bonus in the amount of $100,000, (iv) 100% vesting acceleration of his outstanding equity awards as of the Separation Date, and a one-year period following the Separation Date to exercise his outstanding options, and (v) payment of his COBRA premiums for up to six months following the effectiveness of his Separation Agreement.

Pursuant to the Lillie Agreement, Dr. Lillie will cease serving as an employee of the Company effective as of the Effective Time of the Merger. Dr. Lillie will be entitled to (i) a severance payment equal to $324,000, which represents the sum of six months of his annual base salary and his full annual discretionary bonus opportunity, which is 40% of his annual base salary, (ii) an amount in cash equal to 0.40% of the Transaction Value determined pursuant to the Retention Agreement between Dr. Lillie and the Company dated as of May 3, 2018, (iii) 100% vesting acceleration of his outstanding equity awards as of the Separation Date, and a one-year period following the Separation Date to exercise his outstanding options, and (iv) payment of his COBRA premiums for up to six months following the effectiveness of his Separation Agreement.

The foregoing description of the material terms of the Separation Agreements is not complete and is subject to and qualified in its entirety by reference to the full text of the Separation Agreements, copies of which are attached hereto as Exhibit 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 5.07.             Submission of Matters to a Vote of Security Holders

At the Special Meeting, the stockholders of the Company voted as set forth below on the following proposals, each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2018 (the “Proxy Statement”), as supplemented by the Supplements to the Proxy Statement filed with the SEC on November 19, 2018 and November 30, 2018.

Of the 35,826,429 shares of common stock issued and outstanding and eligible to vote as of the record date of October 26, 2018, a quorum of 30,656,785 shares, or approximately 85.57% of the outstanding shares, were present in person or by proxy.

The final voting results for each matter submitted to a vote at the Special Meeting are as follows:

Proposal 1.   Approval of the Merger Agreement and the Transactions Contemplated Thereby

The adoption of the Merger Agreement thereby approving the Merger and the transactions contemplated thereby, including the issuance of the Company’s common stock to Millendo stockholders pursuant to the Merger Agreement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,554,457	5,409,226	318,466	11,374,636

The Company expects the closing of the Merger to take place on or about December 7, 2018, subject to satisfaction of all closing conditions.

Proposal 2.   Approval of Reverse Stock Split

The approval of an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio mutually agreed to between the Company and Millendo in the range of one new share for every 5 to 15 shares outstanding (or any number in between).

Votes For	Votes Against	Votes Abstained
22,916,536	7,405,242	335,007

The Company anticipates that a reverse stock split at a ratio of 1:15, which was approved by the Company’s board of directors following the Special Meeting, will take effect with the start of trading on or about December 7, 2018. See “Item 8.01. Other Events” below for additional information.

Proposal 3.   Approval of the Company Name Change to Millendo Therapeutics, Inc.

The approval of an amendment to the Company’s restated certificate of incorporation to change the name of the Company from “OvaScience, Inc.” to “Millendo Therapeutics, Inc.”

Votes For	Votes Against	Votes Abstained
23,099,854	7,215,878	341,053

Proposal 4.   Approval of the Increase in Shares Available for Issuance under the 2012 Plan

The approval of an amendment to the Company’s 2012 Stock Incentive Plan, as amended (the “2012 Plan”), to increase the total number of shares of the Company’s common stock currently available for issuance under the 2012 Plan by 671,000 shares, which number reflects an assumed reverse stock split ratio of 1:10.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,642,500	6,319,075	320,574	11,374,636

The Company expects to adjust the amount of the increase in shares available for issuance under the 2012 Plan from 671,000 to 447,333 shares to reflect a reverse stock split ratio of 1:15, which was approved by the Company’s board of directors following the Special Meeting. See “Item 8.01. Other Events” below for additional information.

Proposal 5.   Approval of the Golden Parachute Compensation

The approval, on an advisory basis, of the golden parachute compensation that may be paid or become payable to the Company’s named executive officers as a result of the Merger.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,048,971	8,916,487	316,691	11,374,636

Proposal 6.   Approval of the Issuance of Common Stock in the Post-Closing Financing

The approval of the issuance of the Company’s common stock in the post-closing financing, as described in the Proxy Statement, in accordance with Nasdaq Listing Rule 5635(a).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,515,944	5,447,288	318,917	11,374,636

Proposal 7.   Approval of the Possible Adjournment of the Special Meeting

As the Merger Agreement and amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split were approved, this vote was deemed unnecessary.

Item 8.01 Other Events.

Based upon the final vote count certified by the independent inspector of elections for the Special Meeting, the Company’s stockholders approved all of the Merger-related proposals, each of which is described in the Proxy Statement, including (i) the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of the Company’s common stock to Millendo stockholders pursuant to the Merger Agreement, (ii) an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, at a ratio of one new share for every 5 to 15 shares outstanding (or any number in between), and (iii) an amendment to the Company’s amended and restated certificate of incorporation to change the corporate name of the Company from “OvaScience, Inc.” to “Millendo Therapeutics, Inc.”

Following the stockholders’ approval of the reverse stock split in the range specified above, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of 1:15. The Company anticipates the reverse stock split will become effective at 5:00 p.m., Eastern Time, on December 6, 2018 and will take effect with the start of trading on December 7, 2018. Subject to the satisfaction of customary closing conditions, the closing of the Merger with Millendo is expected to occur on or about December 7, 2018. The common stock of the combined company, which will be renamed Millendo Therapeutics, Inc., is expected to commence trading on The Nasdaq Capital Market under the symbol “MLND” on December 7, 2018. Also in conjunction with the Merger, a new CUSIP number (60040X 103) has been assigned to the Company’s common stock, effective as of December 7, 2018.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, Millendo, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied and uncertainties as to the timing of the consummation of the transaction and the ability of each of the Company and Millendo to consummate the transaction. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the Definitive Proxy Statement, and Current Reports on Form 8-K filed with the SEC. The Company can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Sublease Agreement by and between OvaScience, Inc. and Axial Biotherapeutics, Inc., dated as of December 5, 2018.
10.2+	Separation Agreement by and between OvaScience, Inc. and Christopher A. Kroeger, M.D., M.B.A., dated as of December 5, 2018.
10.3+	Separation Agreement by and between OvaScience, Inc. and Jonathan Gillis, C.P.A., dated as of December 5, 2018.
10.4+	Separation Agreement by and between OvaScience, Inc. and James Lillie, Ph.D., dated as of December 5, 2018.

+       Management contract or compensatory plans or arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: December 6, 2018	By:	/s/ Christopher Kroeger, M.D., M.B.A.
Christopher Kroeger, M.D., M.B.A.
President and Chief Executive Officer